UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2016

MB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55341	47-1696350
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

1920 Rock Spring Road, Forest Hill, Maryland	21050
(Address of principal executive offices)	(Zip Code)

(410) 420-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        On December 23, 2016, MB Bancorp, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) disclosing that the Boards of Directors of the Company and Madison Bank of Maryland (the “Bank”) had appointed Nicole N. Glaeser and Louis J. Vigliotti to the Boards of Directors of the Company and the Bank effective December 20, 2016. Committee assignments for Ms. Glaeser and Mr. Vigliotti had not been determined as of the filing of the Initial Form 8-K.

On January 24, 2017, the Boards of Directors of the Company and the Bank appointed Ms. Glaeser to serve as Chairman of the Audit Committee and to serve on the Directors’ Loan Committee. The Boards also appointed Mr. Vigliotti to serve on the Nominating/Corporate Governance Committee, the Directors’ Loan Committee and the ALCO/Budget/Strategic Planning Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MB BANCORP, INC.

Date: January 25, 2017	By:	/s/ Phil Phillips
Phil Phillips
President and Chief Executive Officer